Exhibit 10.2
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                            ASSET PURCHASE AGREEMENT
                            ------------------------

THIS AGREEMENT made this 25th day of May, 2004.
--------------

B E T W E E N:
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                            SWEET VALLEY FOODS INC.,
                            ------------------------
   a Corporation incorporated pursuant to the laws of the Province of Ontario

                           (hereinafter the "Seller")

                                      -and-

                                MG HOLDINGS INC.,
                                -----------------
   a Corporation incorporated pursuant to the laws of the Province of Ontario

                            (hereinafter the "Buyer")

                                      -and-

                               MONACO GROUP INC.,
                               ------------------
    a Corporation incorporated pursuant to the laws of the State of Delaware

                           (hereinafter the "Parent")

     WHEREAS  the Seller  carries  on,  among  other  things,  the  business  of
     -------
importing, manufacturing and the sale of sugar;

     AND  WHEREAS  the  Seller has agreed to sell to the Buyer and the Buyer has
     ------------
agreed to purchase from the Seller substantially all the assets, property and undertaking of and pertaining to the Business (as hereinafter defined), upon and subject to the terms and conditions hereof;

     AND WHEREAS the Buyer is a wholly owned  subsidiary of the Parent which has
     -----------
agreed to cause the Buyer to perform its obligations hereunder;

     THIS  AGREEMENT   WITNESSES  THAT  in   consideration   of  the  respective
     ---------------------------------
conditions, covenants, agreements, representations, warranties and indemnities herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties covenant and agree as follows:

                                    ARTICLE I
                                    ---------
                  DEFINITIONS AND PRINCIPLES OF INTERPRETATION
                  --------------------------------------------

1.01  Definitions
-----------------

      Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them as follows:

      (a) "Agreement" means this Asset Purchase Agreement and all instruments supplemental hereto or in amendment or confirmation hereof; "hereof", "hereto" and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular article or section; "Article" or "Section" means and refers to the specified article or section of this Agreement;

      (b)   "Assumed Liabilities" means:

            (i) the Assumption Agreement and Indemnity respecting all liabilities and obligations of the Seller under the small business loan in the approximate principal amount of $135,300.00 as at December 31, 2003 accruing and due subsequent to the Closing as more particularly set forth in Schedule A and referred to in Section 7.04 (a);

           (ii)   the Leases set forth in Schedule B and  referred to in Section
                  1.1 (o);

          (iii) the Equipment Contracts set forth in Schedule C and referred to in Section 1.1 (k);

           (iv) the Employee Contracts set forth in Schedule D and referred to in Section 1.1 (j); and

            (v) The Indemnity of Couprie, Fenton Inc. for liability respecting its lease at 4055 Sladeview Crescent, Unit 4, Mississauga, Ontario, as set forth in Schedule "J" and referred to in
                  Section 7.04 (b).


      (c) "Business" means the manufacturing, processing and the sale of sugar carried on by the Seller, including all assets, tangible or intangible, leases, contracts, and rights which in combination make up and comprise the business operations of the Seller;

      (d) "Business Day" means a day other than a Saturday, Sunday or any day on which the principal commercial banks located at Toronto, Ontario are not open for business during normal banking hours;

      (e) "Buyer" means MG Holdings Inc., a corporation organized and existing under the laws of the Province of Ontario;

      (f) "Closing" means the completion of the sale and purchase of the Purchased Assets under this Agreement by the transfer and delivery of documents of title thereto and the payment of the Purchase Price therefore;

      (g) "Closing Date". The date on which the Closing actually occurs, which shall be no later than June 30, 2004, unless otherwise agreed by the parties, but shall not in any event be prior to satisfaction or waiver of the conditions to Closing specified in Article V of this Agreement;



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






      (h) "Contracts" means the contracts, agreements and other obligations of the Seller relating to the Business, including the Assumed Liabilities as referred to and defined in this Article, and such other contracts and obligations entered into by the Seller;

      (i) "Convertible Shares" means the defined number of Series A Preferred Stock of the Parent to be issued to the Seller subsequent to approval from the majority of Parent's shareholders necessary to amend Parent's certificate of incorporation to allow for preferred stock and, subsequently, approval of Parent's board of directors of the voting powers, rights, designations, preferences and qualifications of such Series A Preferred Stock, as set out in Sections 2.01(b) of the Agreement;

      (j) "Employee Contracts" means the employee contracts, whether written or verbal, to which the Seller is a party with respect to its Business as set forth in Schedule D hereto;

      (k) "Equipment Contracts" means the equipment leases, conditional sales contracts, title retention agreements and other agreements between the Seller and third Persons relating to equipment used by the Seller in connection with the Business as set forth in Schedule C hereto;

      (l)   "Excluded Assets" means:

            (i) all cash, bank balances, moneys in possession of banks and other depositories, term or time deposits and similar cash items of, owned or held by or for the account of the Seller;

           (ii) the accounts receivables of the Seller with respect to the Business up to the Closing;

          (iii) the corporate, financial, taxation and other records of the Seller not pertaining exclusively to the Business; and

           (iv) all other assets of the Business of any nature or kind that are not identified as Purchased Assets in article 1.01 (t).

      (m) "Excluded Liabilities" means all liabilities contracts, debts, obligations of the Seller not assumed herein as Assumed Liabilities.

      (n)   "Inventory  Payment"  shall  have the  meaning  assigned  thereto in
            Section 2.01(c) hereof;

      (o) "Leases" means the leases and subleases of real property listed in Schedule B hereto;

      (p) "Material Contract" means any contract, agreement, real property lease, obligation or commitment of the Seller with respect to the



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






            Business having a value in excess of $5,000.00 and which is not terminable upon 30 days written notice;

      (q) "Parent" means Monaco Group Inc., a corporation organized and existing under the laws of the State of Delaware, in the United States of America, which wholly owns the Buyer;

      (r) "Parties" means the Seller, the Buyer and the Parent, collectively, and "Party" means any one of them;

      (s) "Person" means any individual, corporation, partnership, trustee or trust or unincorporated association and pronouns have a similarly extended meaning;

      (t) "Permitted Encumbrances" means any pledge, lien, charge, security interest, mortgage, encumbrance or adverse claim against the Purchased Assets set forth in Sections 3.02 (a) and 7.04 (a) hereto;

      (u) "Purchase Price" means the purchase price to be paid by the Buyer to the Seller for the Purchased Assets as provided in Section 2.01 hereof, subject to adjustment as provided in Section 2.02 hereof;

      (v) "Purchased Assets" means all of the assets, property and undertaking, and those assets owned and used by Seller or held by it for use in, or in respect of the operation of, the Business, including, without limitation, the following:

            (i) Leases-All right, title and interest of the Seller in, to and under the Leases and the premises subject thereto, all leasehold improvements pertaining to such Leases and leasehold premises, all fixtures located in, on or about such leasehold premises, and all appurtenance thereto;

           (ii)   Inventories-All      inventories     of     raw     materials,
                  work-in-progress,   finished  goods,  operating  supplies  and
                  packaging materials of or pertaining to the Business;

          (iii) Confidential Information-All confidential information used in and related to the Business, including, but not limited to, customer lists, supplier lists and customer contracts.

           (iv) Contracts-All right, title and interest of the Seller in, to and under the Contracts and the full benefit of all service contracts relating to any equipment or other assets covered thereby and all options, including, without limitation, options to purchase, thereunder;

            (v) Fixed Assets, etc-All fixed assets, machines, manufacturing, equipment, fixtures, furniture, furnishings, vehicles, materials, handling equipment, implements, parts, tools discs, and other similar items used in the Business owned or held by the Seller, including, without limitation, any which are in storage, and other tangible property and facilities used in



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






                  the Business whether located in or on the premises of the Seller or elsewhere, as set out in Schedule E hereto;

           (vi) Intellectual Property-the intellectual property rights of the Seller, including all trade mark registrations, trade names and registered user and other trade mark rights all copyrights, copyright registrations and applications therefore, and all renewals, modifications and extensions of any of the aforesaid items; all patents and applications for patents, all reissues, divisions, continuations and extensions thereof, and all licences and other relating to patent, inventions and discoveries owned or held by the Seller; and all patterns, plans, designs, research data, trade secrets and other proprietary know-how, processes, drawings, technology, unpatented blue prints, flow sheets, equipment and parts lists and descriptions and related instructions, manuals, data, records and procedures and any and all data used in the Business. Such Intellectual Property rights of the Seller are set out in Schedule F, which is attached hereto.

          (vii) Goodwill of Business-The goodwill of the Business, including, without limitation, the right to the Buyer represent itself as carrying on the Business in succession to the Seller and all right, title and interest of the Seller in, to and in respect of the name "Sweet Valley Foods" and variations thereof, the Seller's telephone number, customer and supplier lists, and other items identifiable with the Business of the Seller

         (viii)   Deposits-  All  deposits  and   prepayments   of  the  Seller,
                  including but not restricted to rent, public utilities, telephone, prepaid expenses and equipment leases or other leases;

           (ix) Warranty Rights-The full benefit of all warranties and warranty rights (implied, express or otherwise) against manufacturers or Seller's which apply to any of the Purchased Assets and the net realizable value of warranty claims outstanding at the Closing;

            (x) General-All other rights, properties and assets (other than any Excluded Assets) of the Seller used or useful in the Business, of whatever nature or kind and wherever situated.

      (w)   "Securities Act" means the U.S. Securities Act of 1933, as amended;

      (x) "Seller" means Sweet Valley Foods Inc., a corporation organized and existing under the laws of the Province of Ontario; and

      (y) "Series A Preferred Stock" means the proposed Series A Preferred Stock of the Parent that does not exist as of the date hereof, but the Parent shall obtain, on or before Closing, approval from the majority of its shareholders necessary to amend its certificate of incorporation to allow for preferred stock and, subsequently, approval of its board of directors of the voting powers, rights, designations, preferences and qualifications of such Series A Preferred Stock along with the provisions setout in Schedule H attached hereto.


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






1.02  Gender and Number
-----------------------

      Words importing the singular shall be construed to include the plural and vice versa; and words importing gender shall include all genders.

1.03  Entire Agreement
----------------------

      (a) This Agreement, including the following Schedules A to M hereto, together with the agreements and other documents to be delivered pursuant hereto, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understanding, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein and therein. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless other wise expressly provided.

      (b) The following attached schedules are hereby incorporated in this Agreement by reference:

            Schedule "A"--Assumption Agreement and Indemnity for CIBC Small Business Loan

            Schedule "B"--Leases

            Schedule "C"--Equipment Contracts

            Schedule "D"--Employee Contracts

            Schedule "E"--Fixed Assets

            Schedule "F"--Intellectual Property

            Schedule "G"--Permitted Encumbrances

            Schedule  "H"  -  Proposed  voting  powers,  rights,   designations,
            preferences and qualifications of Series A Preferred Stock

            Schedule "I" - Assumption Agreement

            Schedule "J" - Indemnity of Couprie Fenton for Lease

            Schedule "K" - Guarantee re: Line of Credit

            Schedule "L" - Allocation of the Purchase Price



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






            Schedule "M" - List of Customer Contracts

1.04  Index and Headings
------------------------

      The Index to this Agreement, Article and Section headings contained herein are included solely for convenience, are not intended to be full or accurate description of the content thereof and shall not be considered part of this Agreement

1.05  Applicable Law
--------------------

      This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated, in all respects, as an Ontario contract. The Parties shall attorn to the jurisdiction of the courts in Province of Ontario.

1.06  Currency
--------------

      Unless otherwise indicated, all dollar amounts referred to in this Agreement are in Canadian funds.

                                   ARTICLE II
                                   ----------
                                 PURCHASE PRICE
                                 --------------

2.01  Purchase Price
--------------------

      Subject to the terms and conditions of this Agreement and to any adjustments provided for, the Purchase Price payable by the Buyer and the Parent hereunder for the Purchased Assets shall be payable as follows:

      (a) By delivery of a certified cheque for Eighty Thousand Dollars (CAN $80,000.00) on the Closing Date, payable according to the Seller's direction;

      (b) Seven Hundred and Fifty Thousand (750,000) Convertible Shares, issued in accordance with the Seller's direction;

      (c) Cash for Inventories (the "Inventory Payment"), valued by independent accountants on the Closing Date at the lower of cost or net realizable value (calculated in accordance with generally acceptance accounting principals as defined by the Canadian Institute of Chartered Accountants).

2.02  Adjustments to Purchase Price
-----------------------------------

      The Purchase Price shall be adjusted as at the Closing for:

      (a) all amounts paid or payable to or by the Seller under the Leases including rental (including base, additional and percentage rental), taxes (including contributions by lessees to real estate taxes), common area maintenance charges, utilities charges, business taxes, advertising fees and occupancy costs;

      (b) Adjustments Under the Contracts. All amounts paid or payable by, or in the case of amounts such as rebates or royalties, payable to, the Seller;

      (c) Employee Remuneration and Benefits. Wages, bonuses, commissions, sick pay, vacation pay, earned vacation, flex days, holiday pay, contributions to Benefit Plans and other remuneration and health, welfare or other benefits paid or payable by the Seller;

      (d) Fuel, Utilities, etc. All fuel, telephone and other utility charges paid or payable by the Seller;

      (e) All deposits and prepayments, including but not restricted to rent, public utilities, prepaid expenses and equipment or other leases; and

      (f)   all  other  usual   adjustments   in  a  transaction   of  the  type
            contemplated by this Agreement.

2.03  Allocation of Purchase Price
----------------------------------

      The Purchase Price shall be allocated in accordance with the provisions of Schedule "L" hereto provided that if the Purchase Price shall be adjusted pursuant to Section 2.02 hereof, the amount of adjustment required shall be allocated on a pro rata basis among the various categories of assets. The Seller and the Buyer agree to cooperate in the filing of such elections under the Income Tax Act (Canada) and other taxation statutes as may be necessary or desirable to give effect to such allocation for tax purposes.

2.04  Taxes, Duties And Other Charges
-------------------------------------

      (a)   The Purchase Price shall include all G.S.T., where applicable;

      (b) The Buyer shall be liable for and shall pay all land transfer taxes, federal and provincial sales taxes and all other taxes, duties or other like charges properly payable on and in connection with the conveyance and transfer of the Purchased Assets by the Seller to the Buyer;

      (c) The Seller and the Buyer agree to co-operate in the filing of elections under the Income Tax Act, R.S.C. 1952, c. 148, the Excise Tax Act R.S.C. l985, as amended, and all other taxation statutes as may be necessary or desirable to give effect to the allocation for tax purposes.

                                   ARTICLE III
                                   -----------
                                PURCHASE AND SALE
                                -----------------

3.01  Action by Seller and Buyer
--------------------------------

      At the Closing:



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






      (a) Purchase and Sale of the Purchased Assets-The Seller shall sell and the Buyer shall purchase the Purchased Assets for the Purchase Price payable as hereinafter provided;

      (b) Assumption of Assumed Liabilities-The Buyer shall assume the Assumed Liabilities;

      (c)   Payment of the Purchase Price-Subject to the adjustments pursuant to section 2.02, the Buyer shall pay to the order of the Seller, by certified cheque or bank draft made payable in lawful money of Canada, the sum of $ 80,000.00, the Inventory Payment and the Buyer shall transfer to the Seven Hundred and Fifty Thousand (750,000) Convertible Shares; and

      (d) Transfer and Delivery of Purchased Assets-The Seller shall execute and deliver to the Buyer all such bills of sale, assignments, instruments of transfer, assurances, consents and other documents as shall be necessary effectively to transfer to Buyer all the Seller's right, title and interest in, to and under, or in respect of, the Purchased Assets, and shall deliver up to the Buyer possession of the Purchased Assets, free and clear of any liens charges or encumbrances or rights of third Persons; and shall effect such registrations recordings and filings with public authorities as may be required in connection with the transfer of ownership to the Buyer of the Purchased Assets.

3.02  Action by the Parent
--------------------------

      (a)   Line of Credit
            --------------

            On or before Closing, the Parent or the Buyer shall obtain an operating line of credit, for the Business to be owned by the Buyer on Closing, in the minimum amount of one million dollars (CAN $1,000,000.00), as is more particularly set out in Schedule "K" hereto;

      (b)   Series A Preferred Stock
            ------------------------

            On or before Closing, the Parent shall obtain, on or before Closing, approval from the majority of its shareholders necessary to amend its certificate of incorporation to allow for preferred stock and, subsequently, approval of its board of directors of the voting powers, rights, designations, preferences and qualifications of such Series A Preferred along with the provisions setout in Schedule H attached hereto;

      (c) The Parent shall take all such other actions as may be necessary to cause the Buyer to perform its obligations under the provisions of
            Section 3.01 hereof at the Closing, but such covenant by the Parent and agreement shall not affect the liability of the Buyer for any non-performance on its part of such obligations hereunder, or otherwise excuse any such non-performance, nor shall such the non-performance increase the liability of the Buyer hereunder; and

      (d) The board of directors of the Parent shall be composed of a minimum of four (4) members, at least one of whom shall be Leo Couprie or his nominee until such time the majority of the Series A Preferred Stock issued herein are converted into common shares.

3.03  Place of Closing
----------------------

      The Closing shall take place at the offices of Himelfarb, Proszanski LLP located at 401-250 Dundas Street West, Toronto, Ontario or at such other place as may be agreed upon by the Seller and the Buyer.

3.04  Tender
------------

      Any tender of documents or money hereunder may be made upon the Parties or their respective counsel and money may be tendered by official bank draft drawn upon a Canadian chartered bank of by negotiable cheque payable in Canadian funds and certified by a Canadian chartered bank or trust company.

3.05  Greater Certainty
-----------------------

      For greater certainty the Parties hereby declare that, except for the Assumed Liabilities expressly assumed by the Buyer hereunder as provided in
Section 3.01 (b) hereof, the Buyer is not assuming and shall not be responsible for any of the liabilities, debts or obligations of the Seller, whether present or future and whether or not relating to the Business, and the Seller shall indemnify and save harmless the Buyer from and against all such liabilities, debts and obligations.

                                   ARTICLE IV
                                   ----------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

4.01  Representations and Warranties of the Seller
--------------------------------------------------

      The Seller hereby represents and warrants to the Buyer and the Parent that:

      (a) Organization and Good Standing-The Seller is a corporation duly incorporated or continued, organized and validly existing in good standing under the laws of its jurisdiction of incorporation;

      (b) Seller's Capacity to Carry on Business-The Seller has all necessary corporate power, authority and capacity to own its property and assets and to carry on the Business as presently conducted. Neither the nature of the Business nor the location or character of the property owned or leased by the Seller requires it to be registered, licensed or otherwise qualified as an extra-provincial or foreign corporation or to be in good standing in any jurisdiction other than in the Provinces of Ontario and licensed or otherwise qualified and in good standing for such purpose;

      (c) Due Authorization, etc-The Seller has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; the execution and delivery of this agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the Seller;

      (d) Absence of Conflicting Agreements-Except for Leases and Equipment Contracts and the small business loan referred to in Section 1.01
            (b)(i), the consent to the assignment or transfer of which from landlords, lessors, or financial institutions thereunder may be required in connection with the completion of the transactions contemplated hereby, the Seller is not a Party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, judgment, decree or law which would be violated, contravened, breached by, or under which default would occur as a result of, the execution and delivery of this Agreement or the consummation of an of the transaction provided for herein;

      (e) Right to Sell-The Seller is the absolute beneficial owner of the Purchased Assets, with good and marketable title thereto, free and clear of any liens, charges, encumbrances or rights of others (save and except, in the case of Leases and Equipment Contracts, for the proprietary or other rights of landlords or lessors thereunder, and the small business loan referred to in Section 1.01 (b)(i)) and is exclusively entitled to possess and dispose of the same (subject only to the necessity for obtaining landlords' or lessors' consents to transfer in the case of Leases and Equipment Contracts) and in particular, without limiting the generality of the foregoing, there has been no assignment, subletting or granting of any licence (of occupation or otherwise) of or in respect of any of the Leases or Equipment Contracts;

      (f) Litigation-There is no suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, pending or, to the best of the knowledge, information and belief (after due enquiry) of the senior officer of the Seller, threatened against or relating to the Seller or affecting its properties or the Business which if determined adversely to the Seller might materially and adversely affect the properties, Business, future prospects or financial condition of the Seller; and, except as shown in the Schedule G, there is not presently outstanding against the Seller, any judgment, or any proceeding that has the likelihood of becoming a judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator;

      (g) Enforceability of Obligations-This Agreement constitutes a valid and binding obligation of the Seller enforceable against it in accordance with the terms hereof, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought;

      (h)   Absence of Changes- Since December 31, 2003, there has not been:

            (i) any material change in the condition or operations of the Business, assets or financial condition of the Seller other than changes in the ordinary and normal course of Business, none of which has been materially adverse; or

           (ii) any damage, destruction or loss, labour trouble or other event, development or condition of any character (whether or not covered by insurance) materially and adversely affecting the Business, assets, properties or future prospects of the Seller or the Business;

      (i) Absence of Unusual Transactions-Since December 31, 2003, the Seller has not:

            (i) transferred, assigned, sold or otherwise disposed of any of the assets shown in the balance sheet or cancelled any debts or claims except in each case in the ordinary and usual course of Business;

           (ii) discharged or satisfied any lien or encumbrance, or paid any obligation or liability (fixed or contingent) other than liabilities included in the said balance sheet and liabilities incurred since the date thereof in the ordinary and normal course of Business;

          (iii) suffered an operating loss or any extraordinary loss, or waived any rights of substantial value, or entered into any commitment or transaction not in the ordinary and usual course of Business where such loss, rights, commitment or transactions or would be material in relation to the Seller or its Business as the case may be;

           (iv) mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of its assets or property, whether tangible or intangible; or

            (v) authorized or agreed or otherwise become committed to do any of the foregoing.

      (j) Leases of Real Property-The Seller is not a Party to or bound by any leases of real property other than the Leases referred to in Schedule B hereto and all interests held by the Seller as lessee under the Leases are free and clear of any and all liens, charges and encumbrances of any nature and kind whatsoever. All rental and other payments required to be paid by the Seller pursuant to the Leases have been duly paid and the Seller is not otherwise in default in meeting its obligations under any such Lease;

      (k) Real Property-The Seller does not own any real property or, except for the Leases, any interests in real property;

      (l) Condition of Assets-All material tangible assets of the Seller used in or in connection with the Business are in good condition, repair and (where applicable) in proper working order, having regard to the use and age thereof;

      (m) Material Contracts-Except for the Equipment Contracts listed in Schedule C, Employee Contracts listed in Schedule D, the Leases listed in Schedule B, and the small business loan listed in Schedule A there are no Material Contracts undisclosed to the Buyer, nor are there any current or pending negotiations with respect to the renewal, termination or amendment of any such Material Contracts;

      (n) Customer Contracts-All existing and pending customer contracts entered into by the Seller in the course of carrying on the Business are in good standing and all quotations, orders or tenders for such contracts remain open for acceptance. The Seller has the capacity, including the necessary personnel, equipment and supplies, to perform all its obligations under customer contracts thereunder. The Seller shall provide to the Buyer a list of the top ten customer contracts of the Seller, to be determined by gross revenue obtained over the two years prior to Closing, and shall attach such list as Schedule M to this Agreement;

      (o) Pension Plans-Seller has not registered or established any pension plans for its employees;

      (p) Residence of the Seller-The Seller is a resident of Canada for the purposes of the Income Tax Act (Canada);

      (q) Insurance -The Seller maintains such policies of insurance, issued by responsible insurers, as are appropriate to its Business, property and assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets; all such policies of insurance are in full force and effect and the Seller is not in default, whether as to the payment of premium or otherwise, under the terms of any such policy;

      (r) Copies of Agreements, etc.-True, correct and complete copies of all Equipment Contracts, Leases, Employee Contracts, and the small business listed in Schedules C, B, D, and A respectively hereto and of the policies of insurance referred to in Section 4.01 (q) have been delivered to the Buyer;

      (s)   Worker's   Compensation-There   are  no   notices   of   assessment,
            provisional assessment, reassessment, supplementary assessment, penalty assessment or increased assessment (collectively, "assessments") or any other communications related thereto which the

            Seller has received from any workers' compensation or workplace safety and insurance board or similar authorities and there are no assessments which are unpaid on the date hereof or which will be unpaid at the Closing and there are no facts or circumstances which may result in a material increase in liability to the Buyer in respect of the operation of the Business from any applicable workers' compensation or workplace safety and insurance legislation, regulations or rules after the Closing. To the knowledge of the Seller, the Business is such that there are no material pending or possible assessments and there are no claims or potential claims which may materially adversely affect the Buyer. The Seller will obtain, and provide to the Buyer at, or as soon as possible after Closing, a Purchase Certificate or Clearance Certificate from any workers' compensation or workplace safety and insurance board or similar authority with respect to the Business;

      (t) Occupation Health and Safety-There are no outstanding inspection orders nor any pending charges made under any Occupational Health and Safety Acts relating to the Business, nor have there been any fatal or critical accidents within the last year which might lead to charges under Occupational Health and Safety Acts in respect of the Business. The Seller has complied in all material respects with any orders issued under Occupational Health and Safety Acts and, there are no appeals of any Orders under Occupational Health and Safety Acts relating to the Business which are currently outstanding;

      (u) Employee Contracts-The Seller has no written contracts of employment with any of its employees other than as described in Schedule D hereto and all such contracts remain in full force and effect and are in good standing. The Seller is not aware, and has no knowledge, of any claims or demands, including any statutory claims, affecting those employees listed in Schedule D hereto;

      (v) Intellectual Property-The Seller has ownership of the Intellectual Property as defined in Section 1.01(v)(vi), and all right, title and interest in and to the Intellectual Property free and clear of any encumbrances. The Intellectual Property owned by the Seller are in full force and effect, are valid and enforceable and have not been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any rights of the Seller to the Intellectual Property. All registrations and filings necessary to preserve the rights of the Seller in and to the Intellectual Property have been made;

      (w) No Indebtedness-Except as otherwise referred to herein, the Seller has no indebtedness to any person, firm, corporation, government or agency thereof which might by operation of law or otherwise now or hereafter constitute a lien, charge or encumbrance on any of the Purchased Assets;

      (x) Environmental Matters-The Seller is now in material compliance with all federal and provincial environmental laws and to its knowledge the Seller possesses all material environmental permits necessary for it to carry on the Business. The Seller has not caused or permitted nor does it have knowledge of any release, discharge or disposal of any hazardous substance on, from, to or under the premises on which the Business is conducted in excess of acceptable criteria as set out by the relevant legislation. The Seller has no knowledge of any storage tanks located on or under the premises on which the Business is conducted. The Seller has not received any written notice nor does the Seller have any knowledge of any claims, actions, charges, suits, permit revocations, remedial orders or other proceedings ("Environmental Claims") relating to breaches of environmental laws asserted by third parties or governmental authorities involving the Seller and the Purchased Assets. The Seller has not received any written notice nor does the Seller have any knowledge of any pending Environmental Claims relating to environmental matters and to the Business. The Seller has not been charged with or convicted of an offence for non-compliance with or breach of any environmental law relating to the Business, and the Seller has no knowledge of any facts or circumstances that would be reasonably likely to give rise to an Environmental Claim;

      (y) Licenses and Permits-The Seller owns, holds, possesses or lawfully uses all licenses, permits, certificates, approvals, consents and other authorizations which are necessary in order to conduct, in all material respects, the Business and to operate the Purchase Assets as now operated by the Seller;

      (z) Compliance with Laws-The Seller has complied with and is not in violation of any applicable laws;

     (aa) Information Pertaining to the Convertible Shares-The Seller represents and warrants that it has received or has had full access to all the information it considers necessary or appropriate to make an informed decision with respect to the Convertible Shares to be received under this Agreement. The Seller further has had an opportunity to ask questions and receive answers from the Parent regarding the Parent's business and to obtain additional information (to the extent the Parent possesses such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Seller or to which the Seller had access;

     (bb) Acquisition of the Convertible Shares-The Seller represents and warrants that it fully acknowledges and accepts that the Convertible Shares to be received by Seller hereunder will be acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended, (the "Securities Act"), and that the Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. The Seller also represents that it has not been formed for the specific purpose of acquiring the Convertible Shares;

     (cc) Convertible Shares are Restricted-The Seller represents and warrants that it understands that the Convertible Shares and the underlying common shares are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Parent in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder. The Seller further warrants that it understands that such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Seller represents that it is familiar with Rule 144 of the U.S. Securities and Exchange Commission as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The
            Seller understands that the Parent is under no obligation to register any of the securities sold hereunder;

     (dd) Legended Security-The Seller acknowledges and understands that the Convertible Shares, and if converted the underlying common shares, acquired by the Seller shall contain the legend set forth below and shall only be removed by the Parent upon delivery to the Parent of an opinion by counsel, reasonably satisfactory to the Parent, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Parent issued the Convertible Shares.

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY HIS OR HER ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS AND WARRANTS THAT HE OR SHE IS NOT A U.S. PERSON AND IS ACQUIRING THOSE SECURITIES IN AN OFFSHORE TRANSACTION, (2) AGREES THAT HE OR SHE WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THOSE SECURITIES RESELL OR OTHERWISE TRANSFER THOSE SECURITIES EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT PURSUANT TO THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S, OR
                  (C) PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION PURSUANT TO THE SECURITIES ACT (IF AVAILABLE) AND (3) AGREES THAT HE OR SHE WILL GIVE TO EACH PERSON TO WHOM THOSE SECURITIES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THOSE SECURITIES WITHIN ONE YEAR AFTER ORIGINAL ISSUANCE OF THOSE SECURITIES, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATIONS. THOSE SECURITIES MAY NOT BE HEDGED (SOLD IN SHORT SELLING TRANSACTION) EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF THE SECURITIES ACT.

     (ee) Full Disclosure-None of the foregoing representations and statements of fact contains any untrue statement of material fact or omits to state any material fact necessary to make any such statement or representation no misleading to a prospective purchaser of the Purchased Assets seeking full information as to the Business and its assets and properties.

     (ff) No investigation or inquiry made by or on behalf of the Purchaser shall have the effect of waiving or diminishing any of the foregoing representations and warranties.

     (gg) Except for the representations and warranties made by the Seller in this Agreement, the Seller makes no further representations or warranties to the Buyer of any kind, character or nature, whether express or implied, statutory or otherwise, with respect to the Purchased Assets or the Business including, without limitation, any representations or warranties regarding merchantability or fitness for a particular purpose.

4.02  Representations and Warranties of the Buyer
-------------------------------------------------

      The Buyer represents and warrants to the Seller that:

      (a) Organization and Good Standing-The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario;

      (b) Due Authorization-The Buyer has all necessary corporate power, authority and capacity to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the Buyer;

      (c) Enforceability of Obligations-This Agreement, when executed and delivered by the Buyer, constitutes or will constitute, as the case may be, a valid and binding obligation of the Buyer enforceable against it in accordance with the terms hereof, subject however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought;

      (d) Absence of Conflicting Agreements-The Buyer is not a Party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of the execution and delivery by it of this Agreement or the performance by it of the terms hereof;

      (e) There is no suit, action, litigation, investigation, claim, complaint, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, pending or, to the best of the Buyer's knowledge, threatened against or relating to the Buyer or any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator which, in any case, might adversely affect the ability of the Buyer to enter into this Agreement or to consummate the transactions contemplated in this Agreement, and the Buyer is not aware of any existing ground on which any action, suit or proceeding may be commenced with any reasonable likelihood of success; and

      (f) The Buyer has no knowledge that any representation or warranty made by the Seller in this Agreement is false or inaccurate in any material respect.

4.03  No Broker
---------------

      Each of the Parties represents and warrants to the others that all negotiations relating to this Agreement and the transactions contemplated hereby have been carried on between them directly and without the intervention of any other Party in such manner as to give rise to any valid claim against any of the Parties for a brokerage commission, finder's fee or other like payment.

4.04  Non-Waiver
----------------

      No investigations made by or on behalf of the Buyer or the Parent at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by the Seller herein or pursuant hereto. No waiver by the Buyer of any condition, in whole or in part, shall operate as a waiver of any condition.

4.05  Nature and Survival of Representations and Warranties
-----------------------------------------------------------

      All statements contained in any certificate or other instrument delivered by or on behalf to the Party pursuant to or in connection with the transactions contemplated by this Agreement shall be deemed to be made by such Party hereunder. All representations, warranties, covenants and agreements herein contained on the part of each of the Parties shall survive the Closing, the execution and delivery hereunder of any bills of sale, instruments of conveyance, assignments, or other instruments of transfer of title to any of the Purchased Assets and the payment of the consideration therefore, provided that such representations and warranties, shall only survive for a period of 2 year from the Closing after which time, if no claim shall, prior to the expiry of the said 2 year period, have been made hereunder against a Party hereto with respect to any incorrectness in or breach of any representation or warranty made herein by such Party, such Party shall have no further liability hereunder with respect to such representation or warranty.

                                    ARTICLE V
                                    ---------
          CONDITIONS PRECEDENT TO THE PERFORMANCE BY THE BUYER AND THE
          ------------------------------------------------------------
                SELLER OF THEIR OBLIGATIONS UNDER THIS AGREEMENT
                ------------------------------------------------

5.01  Buyer's Conditions
------------------------

      The obligation of the Buyer to complete the purchase of the Purchased Assets hereunder shall be subject to the satisfaction of, or compliance with, at or before the Closing, each of the following conditions precedent (each of which is hereby acknowledged to be inserted or the exclusive benefit of the Buyer and may be waived by it in whole or in part):

      (a) Truth and Accuracy of Representations of the Seller at the Closing -All of the representations and warranties of the Seller made in or pursuant to this Agreement, including, without limitation, the representations and warranties made by the Seller set forth in
            Section 4.01 hereof, shall be true and correct in all material respects as at the Closing and with the same effect as if made at and as of the Closing (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby) and the Buyer shall have received a certificate from the President or other person exercising the functions of chief executive officer of the Seller, confirming, to the best of this knowledge, information and belief (after due enquiry), the truth and correctness in all material respects of the representations and warranties of the Seller;

      (b) Performance of Obligations-The Seller shall have performed or complied with, in all respects, all its obligations, covenants and agreements hereunder;

      (c) Receipt of Closing Documentation-All instruments of conveyance and other documentation relating to the sale and purchase of the Purchased Assets including, without limitation, assignments of Leases, Contracts and Equipment Contracts (and consents thereto, where required), bills of sale and trade mark assignments, documentation relating to the due authorization and completion of such sale and purchase and all actions and proceedings taken on or prior to the Closing in connection with the performance by the Seller of its obligations under this Agreement shall be satisfactory to the Buyer and the Parent and their respective counsel and the Buyer shall have received copies of all such documentation or other evidence as it may reasonable request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to the Buyer, the Parent and their respective counsel;

      (d) Retail Sales Tax-The Seller shall deliver to the Buyer at the Closing a clearance certificate under section 6 of the Retail Sales Tax Act (Ontario) and similar clearance certificates, if available, from the retail sales tax authorities in the jurisdiction where the Business is carried on by the Vendor or the Purchased Assets are located;

      (e) WSIB Certificate-At Closing the Seller shall deliver a valid and current Workplace Safety and Insurance Board Purchase Certificate in respect of the Business;

      (f) Opinion of Counsel for Seller - At the Closing, the Buyer shall have received an opinion dated the Closing, in form and substance satisfactory to the Buyer, the Parent and their respective counsel, from counsel for the Seller, Mr. Howard Crosner, confirming the matters warranted in subsections (a), (b), (c), (e), (f) and (g) of
            Section 4.01 hereof, provided that, insofar as the opinions expressed with respect to such matters are based on matters of fact, such opinions may be based upon certificates of the Seller and public officials and such other evidence as such counsel may reasonably deem appropriate. Such opinion shall also cover such other matters as the Buyer may reasonably request;

      (g) Consents to Assignment-All consents or approvals from or notifications to any landlord, lessor or other third person required under the terms of any of the Leases, Equipment Contracts or Contracts with respect to the assignment thereof to the Buyer hereunder, or otherwise in connection with the consummation of the transactions contemplated hereby, shall have been duly obtained or given, as the case may be, on or before the Closing;

      (h) Consents, Authorizations and Registrations-All consents, approvals, orders and authorizations of any Persons or governmental authorities in Canada or elsewhere (or registrations, declarations, filings or recordings with any such authorities), including, without limitation, all clearance certificates required pursuant to any applicable retail sales tax legislation, required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions hereof shall have been obtained on or before the Closing;

      (i) Bulk Sales Act-The Seller shall have been furnished, at the Closing, with evidence satisfactory to it that the purchase and sale of the Purchased Assets shall be in compliance with the provisions of the Bulk Sales Act (Ontario) and any other applicable legislation;

      (j) Non-Competition-There shall have been delivered to the Buyer written undertakings from Leo Couprie, Tyrone Ganpaul, Geordie Brown and Bill Fenton to the effect that they will not, for a period of five
            (5) years from the Closing either alone or in conjunction with any individual, firm, corporation, association or other entity (except for the Buyer), whether as principal, agent, shareholder or in any other capacity whatsoever, compete with the Business. If at any time after two (2) years from the Closing the per share price of the common shares underlying the Convertible Shares is not equal to or greater than US$1.00 (One US Dollar) at the end of each trading day for sixty consecutive trading days, then this non-competition clause shall become void and they shall be free to compete with the Buyer or the Parent from that time onwards; and

      (k) Approval by Shareholders and Board of Parent- The Parent shall have received approval from the majority of its shareholders for it to amend its certificate of incorporation to allow for preferred stock and, subsequently, approval of its board of directors of the voting powers, rights, designations, preferences and qualifications of such Series A Preferred Stock, along with the provisions set out in Schedule H attached hereto.

5.02  Seller's Conditions
-------------------------

      The obligations of the Seller to complete the sale of the Purchased Assets hereunder shall be subject to the satisfaction of or compliance with, at or before the Closing, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Seller and may be waived by it in whole or in part):

      (a) Truth and Accuracy of Representations of the Buyer and the Parent at Closing-All of the representations and warranties of the Buyer and the Parent made in or pursuant to this Agreement, including without limitation the representations and warranties made by the Buyer and the Parent and set forth in Sections 4.02 hereof, shall be true and correct in all material respects as at the Closing and with the same effect as if made at and as of the Closing and the Seller shall have received a certificate from a senior officer of each of the Buyer and the Parent confirming to the best of their knowledge, information and belief (after due enquiry), the truth and correctness in all material respects of such representations and warranties of the Buyer and the Parent;

      (b)   Performance  of  Agreement-The  Buyer  and  the  Parent  shall  have
            performed  or  complied  with,  in  all  respects,   all  its  other
            obligations, covenants and agreements hereunder;

      (c) Opinion of Counsel for Buyer and the Parent-The Seller shall have received opinions dated the Closing, in form and substance reasonably satisfactory to the Seller, from counsel for the Buyer, confirming the matters warranted in paragraphs (a) to (d) (both inclusive) of Section 4.02 hereof, provided that insofar as the opinions expressed with respect to such matters are based upon matters of fact, such opinion may be based upon certificates of the Buyer, the Parent, or public officials and such other evidence as such counsel or counsels may reasonably deem appropriate. Such opinion shall also cover such other matters as the Seller may reasonably request;

      (d) All consents, approvals, orders and authorizations of persons or any governmental authorities in the United States, Canada or any state or province (or registrations, declarations, filings or recordings with any of those authorities) which are required to be obtained in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions (other than any which are the responsibility, under applicable law, of the

            Seller to obtain) shall have been obtained by the Buyer on or before the Closing Time, including the approval of the majority of the Parent's shareholders for the Parent to amend its certificate of incorporation to allow for preferred stock and, subsequently, approval of its board of directors of the voting powers, rights, designations, preferences and qualifications of such Series A Preferred Stock along with the provisions setout in Schedule H attached hereto; and

      (e) Retail sales tax - The Buyer shall have delivered to the Seller a provincial sale tax exemption certificate and a certified cheque or bank draft in an amount estimated to be equal to the G.S.T payable in accordance with section 2.04 arising from the transaction contemplated by this Agreement.

                                   ARTICLE VI
                                   ----------
                            COVENANTS OF THE PARTIES
                            ------------------------

      The Seller Covenants with the Buyer and the Parent as follows:
      --------------------------------------------------------------

6.01  Conduct of Business Prior to Closing
------------------------------------------

      During the period from the date of this Agreement to the Closing, the Seller will do the following:

      (a) Conduct Business in the Usual and Ordinary Course-Except as otherwise contemplated or permitted by this Agreement, conduct the Business in the ordinary and normal course thereof and not, without the prior written consent of the Buyer, enter into any transaction which, if effected before the date of this Agreement, would constitute a breach of the representations, warranties or agreements of the Seller contained herein;

      (b) Continue Insurance-Continue in force all policies of insurance maintained by the Seller in respect of the Business;

      (c) Perform Obligations- Comply with all laws affecting the operation of the Business; and

      (d) Prevent Certain Changes- Not, without the prior written consent of the Buyer and the Parent, take any of the actions, do any of the things or perform any of the acts described in subparagraphs (i) to
            (v) inclusive of paragraph 4.01 (i).

6.02  Seller's Covenants with Respect to the Convertible Shares
---------------------------------------------------------------

      The Seller covenants with the Buyer and the Parent that it will not dispose of the Convertible Shares, the underlying common shares, or any portion thereof, unless and until:

      (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

     (ii) the Seller shall furnish the Parent with an opinion of counsel, reasonably satisfactory to the Parent, that such disposition will not require registration of such securities under the Securities Act.

6.03  Access for Investigation
------------------------------

      The Seller shall permit the Buyer, or its designee, and its employees, agents, counsel and accountants or other representatives, between the date hereof and the Closing, without interference to the ordinary conduct of the Business of the Seller, to have free and unrestricted access during normal business hours to the premises and to all the books, accounts, records and other data of the Seller (including, without limitation, all corporate and accounting records of the Seller) and to the properties and assets of the Seller, and to furnish to the Buyer, or its designee, such financial and operating data and other information with respect to the business, properties and assets of the Seller as the Buyer, or its designee, shall from time to time reasonably request to enable confirmation of the matters warranted in Section 4.01 hereof. Without limiting the generality of the foregoing, it is agreed that the accounting representatives of the Buyer shall be afforded ample opportunity to make a full investigation of all aspects of the financial affairs of the Seller. Until the Closing, and in the event of the termination of this Agreement without consummation of the transactions contemplated hereby, the Buyer will use its best efforts to keep confidential any information (unless readily available from public or published information or sources) obtained from the Seller. If this Agreement is so terminated, promptly after such termination, all documents, work papers and other written material obtained from one Person in connection with this Agreement and not theretofore made public (including all copies thereof), shall be returned to the Person which provided such material.

6.04  Actions to Satisfy Closing Conditions
-------------------------------------------

      Each of the Parties hereto hereby agrees to take all such actions as are within its power to control, and to use its best efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with any conditions set forth in Articles Five and Six hereof which are for the benefit of any other Party hereto.

6.05  Change of Seller's Name
-----------------------------

      Forthwith following the completion of the purchase and sale of the Purchased Assets hereunder, the Seller shall discontinue further use of the name "Sweet Valley Foods Inc." except where legally required to identify the Seller until its name has been changed to another name and, not later than 10 days thereafter, file articles of amendments or otherwise take such corporate action as may be necessary to change the corporate name of the Seller to another name not including the words "Sweet Valley" and otherwise having no visual or audio similarity to its present name.

      The Buyer Covenants with the Seller as follows:
      -----------------------------------------------

6.06  Offer of Employment, etc
------------------------------

      Prior to the Closing, but conditional upon the completion of the Closing the Buyer shall offer employment to all persons employed by the Seller in connection with the Business to persons referred to in Schedule D hereto, on terms and conditions which are at least financially equivalent to those upon which such persons are presently employed by the Seller and in such event that the Buyer shall, subsequent to the time when any such person becomes so employed by the Buyer, terminate the employment of such person in circumstances where such person shall have a claim or entitlement in respect of wrongful dismissal, severance pay or the receipt of reasonable prior notice, that for such purposes the prior employment of such employee with the Seller as employment with the Buyer.

6.07  Transfer Taxes
--------------------

      The Buyer shall pay direct to the appropriate taxing authority, within the time period specified therefore, all provincial sales taxes payable by it in respect of the Purchased Assets sold to it hereunder.

                                   ARTICLE VII
                                   -----------
                                 INDEMNIFICATION
                                 ---------------

7.01  Mutual Indemnifications for Breaches of Warranty, etc
-----------------------------------------------------------

      Each of the Seller hereby covenants and agrees with the Buyer and the Parent, and the Buyer and the Parent hereby jointly and severally covenant and agree with the Seller (the Party or parties so covenanting and agreeing to indemnify another Party being hereinafter in this Section 7.01 referred to as the "Indemnifying Party" and the Party or Parties so to be indemnified being hereinafter called the "Indemnified Party") to indemnify and save harmless the Indemnified Party, effective as and from the Closing, from and against any claims, demands, actions, causes of action, damage, loss, costs, liability or expense (hereinafter in this Article Seven called "Claims") which may be made or brought against the Indemnified Party and/or which it may suffer or incur as a result of, in respect of, or arising out of any non-fulfillment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained herein or in any certificate or other document furnished by the Indemnifying Party pursuant hereto. The foregoing obligation of indemnification in respect of such Claims shall be:

      (i)   subject  to  the   limitation   mentioned  in  Section  4.05  hereof
            respecting the survival of the representations and warranties of the Parties;

     (ii) subject to the requirement that the Indemnifying Party shall, in respect of any Claim made by any third Party, be afforded an opportunity at its sole expense to resist, defend and compromise the same; and

    (iii) applicable only to the extent that such Claims, in the aggregate, exceed five thousand dollars ($5,000.00).

7.02  Product Liability
-----------------------

      The Seller hereby undertakes and agrees to hold the Buyer harmless from and indemnify against any and all claims with respect to product liability relating to the products of the Business which are sold and delivered by the Seller on or before Closing.

7.03  Leased Premise
--------------------

      The Buyer hereby undertakes and agrees to hold the Seller harmless from, and indemnify against, any and all claims arising after Closing, made by the landlord in respect of the leased premise listed in Schedule B hereto. For greater clarity, the Buyer shall not assume any liability, nor indemnify the Seller, for any claims made by the landlord which had originated prior to Closing and for which the landlord had no knowledge until after Closing.

7.04  Assumed Liabilities
-------------------------

      (a)   Assumption Agreement and Indemnity re: Small Business Loan
            ----------------------------------------------------------

            On Closing, the Buyer and Parent shall assume liability for payment of a Small Business Loan of the Seller and shall indemnify the shareholders of Sweet Valley Foods respecting liability for the said Small Business Loan in accordance with Schedule "A" hereto;

      (b)   Indemnity of Couprie Fenton re: Lease
            -------------------------------------

            The Buyer and Parent shall indemnify Couprie, Fenton Inc. for liability arising after Closing, respecting its lease at 4055 Sladeview Crescent, Unit 4, Mississauga, Ontario, as is more particularly set out in Schedule "J" hereto. For greater clarity, the Buyer and the Parent shall not assume any liabilities, nor indemnify Couprie, Fenton Inc., from any and all events which had originated prior to Closing that cause actions or claims before, on or after Closing.;

                                  ARTICLE VIII
                                  ------------
                                     GENERAL
                                     -------

8.01  Public Notices
--------------------

      All public notices to the Parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by the Seller and the Buyer and no Party shall act unilaterally in this regard without the prior approval of the Seller and the Buyer or the other of them, such approval not to be reasonably withheld, unless such disclosure shall be required to meet timely disclosure obligations of any Party under applicable securities laws or stock exchange rules in circumstances where prior to consultation with the other of the Seller or Buyer is not practicable.

8.02  Expenses
--------------

      All costs and expenses (including, without limitation, the fees and disbursement of legal counsel) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

8.03  Time
----------

      Time shall be of the essence hereof.

8.04  Notices
-------------

      Any notice or other writing required or permitted to be given hereunder or for the purpose hereof (hereinafter in this Section 8.04 called a "Notice") to any Party shall be sufficiently given if delivered personally, or if sent by prepaid registered mail or if transmitted by telex or other form of recorded communication tested prior to transmission to such Party:

      (a)   in the case of a notice to the Buyer or the Parent at:

                     20A Voyager Court South
                     Etobicoke, Ontario
                     Canada, M9W 5M7
                     Attention:  President
                     Fax:  416-213-9052

      (b)   in the case of notice to the Seller at:

                     2345 Stanfield Road
                     Mississauga, Ontario
                     Canada, L4Y 3Y3
                     Attention:  President
                     Fax:  905-361-0122

or at such other address as the Party to whom such writing is to be given shall have last notified to the Party giving the same in the manner provided in this section. Any Notice delivered to the Party to whom it is addressed as hereinbefore provided shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day then the Notice shall be deemed to have been given and received on the 4th Business Day next following such day. Any Notice mailed as aforesaid shall be deemed to have been given and received on the Business Day next following the date of its mailing. Any Notice transmitted by telex or other form of recorded communication shall be deemed given and received on the first Business Day after its transmission.

8.05  Assignment
----------------

      The Seller and the Buyer may not assign this Agreement, or any part hereof.

8.06  Further Assurances
------------------------

      The Parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing

8.07  Counterparts
------------------

      This Agreement may be executed by the Parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

      IN WITNESS WHEREOF the Parties have hereunto duly executed this Agreement.
      ------------------


                                               SWEET VALLEY FOODS INC.
                                               -----------------------

                                               Per: /s/ Tyrone Ganpaul
                                                   -----------------------------
                                                        Tyrone Ganpaul

                                               Per: /s/ Leo Couprie
                                                   -----------------------------
                                                        Leo Couprie



                                               MG HOLDINGS INC.
                                               ----------------

                                               Per: /s/ Suzanne Lilly
                                                   -----------------------------
                                                        Suzanne Lilly


                                               MONACO GROUP INC.
                                               -----------------

                                               Per: /s/ Suzanne Lilly
                                                   -----------------------------
                                                        Suzanne Lilly

      Schedule "A"--Assumption Agreement and Indemnity for CIBC Small Business Loan

      Schedule "B"--Leases

      Schedule "C"--Equipment Contracts

      Schedule "D"--Employee Contracts

      Schedule "E"--Fixed Assets

      Schedule "F"--Intellectual Property

      Schedule "G"--Permitted Encumbrances

      Schedule "H" - Proposed voting powers, rights, designations, preferences and qualifications of Series A Preferred Stock

      Schedule "I" - Assumption Agreement

      Schedule "J" - Indemnity of Couprie Fenton for Lease


      Schedule "K" - Guarantee re: Line of Credit

            This line of credit shall be used for general working capital purposes and fixed asset purchases.

      Schedule "L" - Allocation of the Purchase Price

      Schedule "M" - List of Customer Contracts

                                 SCHEDULE - "A"
                                 --------------




                               Small Business Loan
                               -------------------

     Under the terms of the agreement, Buyer agrees to assume liability for
                     Sweet Valley Foods Small Business Loan.

                  Balance as of December 31, 2003: $135,316.74
                                                   -----------
                          Reducing by 5,203.33 monthly

                   Statement as of January 16, 2004 attached.

                             MISSISSAUGA CITY CENTRE                   MISSISAGA
CIBC                         SWEET VALLEY FOODS INC.

                                     LEDGER                     DATE 16 JAN 2004

                                                             ACCOUNT NUMBER 3022

DATE      DETAILS                        CAPITAL                   INTEREST
--------------------------------------------------------------------------------
DAY MTH                       TRANSACTIONS      BALANCE   TRANSACTIONS   BALANCE

31 07     BALANCE FORWARD                     161358.39                    548

15 08     AUTOMATIC PAYT.          5208.33    156150.06

15 08     CALC UPTO AUG 15                                      512.81    1060

19 08     AUTOMATIC PAYT.                                      1060.99       0

29 08     CALC UPTO AUG 31                                      530.48     530

03 09     CALC UPTO SEPT 3                                       99.47     629

15 09     AUTOMATIC PAYT.          5208.33    150941.73

15 09     CALC UPTO SEPT 15                                     383.96    1013

17 09     AUTOMATIC PAYT.                                      1013.91       0

30 09     CALC UPTO SEPT 30                                     465.23     465

15 10     AUTOMATIC PAYT.          5208.33    145733.40

15 10     CALC UPTO OCT 15                                      464.16     929

17 10     AUTOMATIC PAYT.                                       929.39       0

31 10     CALC UPTO OCT 31                                      479.12     479

17 11     AUTOMATIC PAYT.          5208.33    140525.07

14 11     CALC UPTO NOV 15                                      449.18     928

18 11     AUTOMATIC PAYT.                                       828.30       0

28 11     CALC UPTO NOV 30                                      434.20     434

15 12     AUTOMATIC PAYT.          5208.33    135316.74

15 12     CALC UP0TO DEC 15                                     432.06     866

17 12     AUTOMATIC PAYT.                                       866.26       0

31 12     CALC UPTO DEC 31                                      444.88     444

2004

15 01     AUTOMATIC PAYT.          5208.33    130108.41                    860

15 01     CALC UPTO JAN 15                                      416.00


                                 DUPLICATE COPY

                                 SCHEDULE - "B"
                                 --------------




                                Lease of Premises

                                       For

                            4-4055 Sladeview Crescent
                          Mississauga, Ontario L5L 5Y1

                             Copy of Lease attached

                       FOR USE IN THE PROVINCE OF ONTARIO

                                 OFFER TO LEASE
                                 --------------
                                      (ICI)
                                      -----

 Toronto
Real Estate
  Board

TO    THE ERIN MILLS DEVELOPMENT CORPORATION                   Lessor (Landlord)
  -------------------------------------------------------------
I       SWEET VALLEY SUGAR CO.                                   Lessee (Tenant)
 ----------------------------------------------------------------
having inspected the premises or plans, hereby offer to lease through
 CB RICHARD ELLIS LIMITED                                       (Listing Broker)
----------------------------------------------------------------
and      CB RICHARD ELLIS LIMITED                          (Co-operating Broker)
   --------------------------------------------------------
the premises known municipally as        4055 Sladeview Cr., Unit 4
                                 -----------------------------------------------
in the          City             of             Mississauga           comprising
      ---------------------------  -----------------------------------
  13,066         square feet, more or less, subject to measurement using current
-----------------
B.O.M.A. standards (and as outlined in the Schedules attached hereto) for a term of Five (5) Years from July 15th, 2000 to July 14th, 2005 at a
       ------------------     ---------------------  --------------------
rental of $ (see Schedule "A") per annum payable $ (see Schedule "A") monthly, in advance, on the First day of each month during the said term.
                   -----

Cheque in the  amount  of $ (see  Schedule  "A") as a  deposit,  payable  to the
                           ---------------------
Listing  Broker  in trust  for the  Lessor,  is  submitted  (within  48 hours of
                                                            --------------------
acceptance)  to  be  held  pending  completion  or  other  termination  of  this
-----------
Agreement, and is to be credited on account of (see Schedule "A").
                                               ------------------

The Lease shall be drawn by the Lessor and executed by the Lessee and the Lessor in conformity with the terms of this Offer forthwith subject to minor adjustments as negotiated between the Lessor's and the Lessee's Solicitors, both acting reasonably.

The  Premises  is  to  be  used  for  office  uses,  sales,  distribution,   and
--------------------------------------------------------------------------------
re-packaging  of sugars and other similar food  products.  It is understood  and
---------------------------------------------------------
agreed that the Tenant shall be responsible for any costs re pest control that result from the Tenant's products.



IT IS UNDERSTOOD AND AGREED that

SCHEDULE "A",  "B1",  "B2",  "C" AND "D" ATTACHED  HERETO SHALL BE READ WITH AND
-------------------------------------------------
FORM A PART OF THIS OFFER TO LEASE.


THIS OFFER shall be  irrevocable by the Lessee until 5:00 (p.m.) on the 16th day
                                        ----------------------------------------
of June,  2000 after  which time if not  accepted,  this Offer shall be null and
--------------
void and all deposit monies paid by the Lessee hereunder shall be refunded without any interest or deduction whatsoever.

                                  SCHEDULE "A"
                                  ------------


To be read with and form a part of this Offer to Lease between
THE ERIN MILLS DEVELOPMENT CORPORATION                              (LESSOR) AND
--------------------------------------------------------------------
SWEET VALLEY SUGAR CO.                                                  (LESSEE)
------------------------------------------------------------------------
June 13th, 2000
--------------------------------------------------------------------------------
RE:    4055 SLADEVIEW CRESCENT, UNIT 4, MISSISSAUGA ON
--------------------------------------------------------------------------------


1.   NET RENT SCHEDULES
     ------------------

      Base Rent
      Year 1       $6.25     per square foot per annum plus applicable taxes
      Year 2       $6.35     per square foot per annum plus applicable taxes
      Year 3       $6.45     per square foot per annum plus applicable taxes
      Year 4       $6.55     per square foot per annum plus applicable taxes
      Year 5       $6.65     per square foot per annum plus applicable taxes

      Amortization of Dock Levellers in Addition to Base Rent
      Year 1       $191.22   per square foot per annum plus applicable taxes
      Year 2       $191.22   per square foot per annum plus applicable taxes
      Year 3       $191.22   per square foot per annum plus applicable taxes
      Year 4       $191.22   per square foot per annum plus applicable taxes
      Year 5       $191.22   per square foot per annum plus applicable taxes

2.   ADDITIONAL RENT (TMI)
     ---------------------

     Other than as contained herein the Lease shall be entirely net and carefree to the Landlord. Included in the amounts paid as Additional Rent the Tenant shall be responsible for all realty taxes (including business taxes that are included in the realty taxes), reasonable costs of building insurance, snow removal, landscape maintenance, and maintenance other than the maintenance that is the responsibility of the Landlord as listed herein. The Tenant's portion of the items listed above is estimated to be $2.40 per
                                                                       ---------
     square foot for 2000 ("TMI") plus applicable taxes.
     ---------------------------------------------------

     In addition to TMI, and usually billed directly to the Tenant by the applicable authority, the Tenant agrees to pay for all other costs of occupancy including, but without limiting the generality of the foregoing, business taxes other than those included in the realty taxes, insurance on contents, water, gas, hydro and heating, all as defined in the Lease.

     It is also understood and agreed that the Tenant will not be responsible for the Landlord's capital taxes, income taxes, or mortgage payments.

Page 2 of Schedule "A"
To be read with and form a part of this Offer to Lease between

THE ERIN MILLS DEVELOPMENT CORPORATION                              (LESSOR) AND
--------------------------------------------------------------------
SWEET VALLEY SUGAR CO.                                                  (LESSEE)
------------------------------------------------------------------------
June 13th, 2000
--------------------------------------------------------------------------------
RE:    4055 SLADEVIEW CRESCENT, UNIT 4, MISSISSAUGA ON
--------------------------------------------------------------------------------


3.   DEPOSIT (NON INTEREST BEARING ACCOUNT)
     --------------------------------------

     It is understood and agreed by the Landlord and the Tenant that the Deposit cheque of $20,621.41 will be deposited in CB Richard Ellis Limited, Realtor's trust account within forty-eight (48) hours of receipt thereof. The Deposit shall be put toward the first and last months' Net Rent and Additional Rent, plus GST.

     Notwithstanding the foregoing, it is understood and agreed by the Landlord and Tenant that the commissions in this transaction, plus applicable taxes thereon, may be deducted from the Deposit monies by the Listing Broker upon the earlier of the Landlord and the Tenant executing a Lease Agreement and the Tenant taking possession of the Premises.

4.   EARLY ACCESS PERIOD
     -------------------

     The Tenant shall be given a free early access period for the south portion of the warehouse area (demised by block wall, and outlined in the Schedules that follow, with the Landlord temporarily closing off the opening between the two portions of the unit) from July 1st to July 15th, 2000 for the purposes of installing their packaging equipment and other required equipment. The Tenant shall not pay any Net Rent, TMI or utilities during this period, but shall ensure that insurance is in effect. It is understood that Landlord's work shall be continuing during this period.

5.   OPTION TO EXTEND
     ----------------

     The Tenant, if not in default under the Lease either in payment of rent or observance of the covenants therein, shall have the option to extend the Lease for two further terms of five (5) years upon giving the landlord at least three (3) months, but not more than six (6) months written notice of the exercise of such right subject to substantially the same provisions as are contained in the Lease except that there shall be no further right of extension (other than those contained here-in), no additional early occupancy, and no other Tenant inducements. The rent for the extended term shall be at the then market rent for renewals (as opposed to the rate for new leases), shall not include any amounts for the dock levellers amortized
                  --------------------------------------------------------------
     over the initial term, as determined by agreement  between the Landlord and
     ---------------------
     the Tenant.

Page 3 of Schedule "A"
To be read with and form a part of this Offer to Lease between

THE ERIN MILLS DEVELOPMENT CORPORATION                              (LESSOR) AND
--------------------------------------------------------------------
SWEET VALLEY SUGAR CO.                                                  (LESSEE)
------------------------------------------------------------------------
June 13th, 2000
--------------------------------------------------------------------------------
RE:    4055 SLADEVIEW CRESCENT, UNIT 4, MISSISSAUGA ON
--------------------------------------------------------------------------------


6.   CONDITIONAL CLAUSE CREDIT
     -------------------------

     This Offer is conditional for two (2) business days from acceptance of this offer by both parties, upon the Landlord satisfying itself of the creditworthiness of the Tenant. Failure to notify the Tenant within the prescribed time period of the non-fulfilment of this condition shall constitute a waiver of this condition and this Offer to Lease and all agreements arising from its acceptance shall remain in full force and effect.

7.   LANDLORD'S WORK
     ---------------

     The Landlord shall complete the work outlined in Schedules that follow in a good and workmanlike fashion at the Landlord's sole expense prior to the commencement date, or as soon after the commencement date as is practical, working diligently.

8.   SIGNS
     -----

     The Tenant shall be entitled to erect signs upon the Premises as per the Landlord's standard sign policies.

9.   AREA MEASUREMENT
     ----------------

     If requested in writing by the Tenant, the Rentable Area of the Premises for the purposes of calculating the Net Rent payable by the Tenant and calculation of the Tenant's proportionate share of utilities (if applicable), operating costs (if applicable), and taxes as set out in this Offer to Lease, shall be verified using the most current S.I.O.R standards, by an architect, engineer, or professional space measuring company licensed to practice in Ontario, who shall provide a certificate addressed and delivered to the Tenant, obtained at the Landlord's expense, prior to the Commencement Date.

10.  RIGHT TO SUBLEASE
     -----------------

     The Tenant has the option to sublet the demised Premises of a portion of the demised Premises with the prior written consent of the Landlord and such consent shall not be unreasonably or arbitrarily withheld or delayed.

Page 4 of Schedule "A"
To be read with and form a part of this Offer to Lease between

THE ERIN MILLS DEVELOPMENT CORPORATION                              (LESSOR) AND
--------------------------------------------------------------------
SWEET VALLEY SUGAR CO.                                                  (LESSEE)
------------------------------------------------------------------------
June 13th, 2000
--------------------------------------------------------------------------------
RE:    4055 SLADEVIEW CRESCENT, UNIT 4, MISSISSAUGA ON
--------------------------------------------------------------------------------


11.  ALTERATIONS AND IMPROVEMENTS
     ----------------------------

     Any alterations or modifications to the Premises will require the prior written consent of the Landlord, which is not to unreasonably withheld, and said alterations or modifications must comply with the local building codes and by-laws.

12.  ENVIRONMENTAL
     -------------

     The Lessee covenants not to produce, bring upon or dispose from the Premises any toxic or hazardous substance or any pollutant or any substance which, if it were to remain on or escape from the Premises would contaminate the Premises or any other property in which it came in contact with, other than products specifically required as part of the Tenant's ongoing business use as defined in this offer that may be deemed to be hazardous. The Lessee agrees to indemnify and hold the Lessor harmless from all liability of any nature whatsoever arising out of or related to pollution caused by activities of the Lessee to or escaping from the Premises or the breach by the Lessee of the covenants and agreements in this Section. The indemnification shall survive the termination of this Lease.

     The Landlord represents and warrants that there is no contamination or any other environmental hazard or non-compliance above M.O.E. current cleanup guidelines on the lands that form the Premises, and that there are no underground tanks or piping on or under the lands outside the building (other than utility piping), and agrees to indemnify and hold harmless the Tenant in regards to any and all environmental issues that preceded the Tenant's occupancy or that are not a result of the Tenant's acts or negligence. These representations and warranties shall survive the termination of this Lease.

13.  FACSIMILE
     ---------

     This Offer to Lease may be delivered by facsimile transmission and signed on a facsimile copy. Both parties accept the facsimile copy as a legal and binding document. The originals will be delivered to the Landlord and the Tenant once this Offer to Lease is fully executed.

Page 5 of Schedule "A"
To be read with and form a part of this Offer to Lease between

THE ERIN MILLS DEVELOPMENT CORPORATION                              (LESSOR) AND
--------------------------------------------------------------------
SWEET VALLEY SUGAR CO.                                                  (LESSEE)
------------------------------------------------------------------------
June 13th, 2000
--------------------------------------------------------------------------------
RE:    4055 SLADEVIEW CRESCENT, UNIT 4, MISSISSAUGA ON
--------------------------------------------------------------------------------


14.  LEGAL ADVICE
     ------------

     The parties to this agreement acknowledge that CB Richard Ellis Limited, Realtor has recommended that they obtain advice from their legal counsel prior to signing this document. The parties further acknowledge that no information provided by CB Richard Ellis Limited, Realtor or its employees is to be construed as expert legal or tax advice.

15.  TIME OF THE ESSENCE
     -------------------

     Time shall be of the essence in all respects.

16.  DUAL AGENCY
     -----------

     The parties to this transaction hereby acknowledge that the Listing Broker and Co-operating Broker are the same Firm, such that there has been, and is dual agency, the Landlord and Tenant consenting to such dual agency, by their signatures hereto, and waiving any conflict of interest or duty of confidentiality.

                                  SCHEDULE "B1"
                                  -------------


To be read with and form a part of this Offer to Lease between

THE ERIN MILLS DEVELOPMENT CORPORATION                              (LESSOR) AND
--------------------------------------------------------------------
SWEET VALLEY SUGAR CO.                                                  (LESSEE)
------------------------------------------------------------------------
June 13th, 2000
--------------------------------------------------------------------------------
RE:    4055 SLADEVIEW CRESCENT, UNIT 4, MISSISSAUGA ON
--------------------------------------------------------------------------------


                                [MAP OF BUILDING]

                                  SCHEDULE "B2"
                                  -------------


To be read with and form a part of this Offer to Lease between

THE ERIN MILLS DEVELOPMENT CORPORATION                              (LESSOR) AND
--------------------------------------------------------------------
SWEET VALLEY SUGAR CO.                                                  (LESSEE)
------------------------------------------------------------------------
June 13th, 2000
--------------------------------------------------------------------------------
RE:    4055 SLADEVIEW CRESCENT, UNIT 4, MISSISSAUGA ON
--------------------------------------------------------------------------------




                                [MAP OF UNIT #4]

                                  SCHEDULE "C"
                                  ------------


To be read with and form a part of this Offer to Lease between

THE ERIN MILLS DEVELOPMENT CORPORATION                              (LESSOR) AND
--------------------------------------------------------------------
SWEET VALLEY SUGAR CO.                                                  (LESSEE)
------------------------------------------------------------------------
June 13th, 2000
--------------------------------------------------------------------------------
RE:    4055 SLADEVIEW CRESCENT, UNIT 4, MISSISSAUGA ON
--------------------------------------------------------------------------------


LANDLORD'S WORK
---------------

1.   Offices        o    Install a high quality  air-tight sliding window in the
                         existing  opening  between  the  office  and  vestibule
                         (immediately on left as entering).
                    o    Paint the office  area in up to 2 colors  chosen by the
                         Tenant from the Landlord's samples.
                    o    Replace  existing  vinyl tile and carpet  with  ceramic
                         tiles chosen by the Tenant from the Landlord's samples.

2.   Warehouse      o    Install two high quality mechanical dock levellers.
                    o    Clean the  entire  warehouse  area in order  that is it
                         suitable for food product use.

                                  SCHEDULE "D"
                                  ------------


To be read with and form a part of this Offer to Lease between

THE ERIN MILLS DEVELOPMENT CORPORATION                              (LESSOR) AND
--------------------------------------------------------------------
SWEET VALLEY SUGAR CO.                                                  (LESSEE)
------------------------------------------------------------------------
June 13th, 2000
--------------------------------------------------------------------------------
RE:    4055 SLADEVIEW CRESCENT, UNIT 4, MISSISSAUGA ON
--------------------------------------------------------------------------------


TENANT'S WORK
-------------

1.   Signs                    A sign on the unit front of the  Demised  Premises
                              which   shall   conform  to  design   criteria  of
                              Landlord's standard sign specifications.

2.   Offices/Warehouse        All  partitions,  electrical  wiring  outlets  and
                              fixtures, plumbing lines and features in excess of
                              the existing,  will be constructed by the Landlord
                              and  charged  back  to the  Tenant  at a  cost  of
                              $35.00/sq.ft.   amortized   over  5  years  at  an
                              interest rate of 10%.

3.   Telephone Service        In order to  comply  with the City of  Mississauga
                              Heating   Inspection,   Tenant   agrees   to  have
                              installed, through either Bell Canada or a private company, non-combustible wiring.

4.   Occupancy Permit         Upon  acceptance  of this  Offer,  Tenant  will be
                              required to provide to the Landlord a cheque in the amount of $100.00, payable to the City of Mississauga, for the application of an Occupancy
                              Permit.

5.   Floor Slabs              The Tenant acknowledges that floor slabs have been
     Design Loading           designed assuming a maximum 300 lb/sq.ft.  uniform
                              load and that any large  equipment  or  sources of
                              point  loading  in  excess of 100  lb/sq.ft.  will
                              require  an   independent   foundation   or  other
                              technique to distribute the loads.

6.   Utilities                The Tenant will be responsible for the application
                              for service from  Mississauga  Hydro and Consumers
                              Gas. The Tenant will also be responsible for the installation and rental of a hot water tank.

7.   Approvals                The Tenant  acknowledges and agrees to comply with
                              any requirements made, as a direct result of the Tenant's use of the Demised Premises, by any Municipal, Provincial and Federal office based upon regulations and by-laws in place at the time an application for construction and/or occupancy is submitted. The costs of such compliance shall be the sole responsibility of the Tenant.

8.   Mezzanine                During the lease  term or any  renewal  term,  the
                              Tenant shall not be permitted to install any form or mezzanine in the Demised Premises.

The heirs, executors, administrators, successors and assigns of the undersigned are bound by the terms hereof. This Agreement shall be read with such changes of gender or number as may be required by the context.

DATED at Mississauga this 14th of June, 2000
--------------------------------------------

SIGNED, SEALED and DELIVERED   IN WITNESS whereof I have hereunto set my hand
in the presence of             and seal:
                               I have authority to bind the Company



                                                           (Affix
                                                            Seal)  JUNE 14, 2000
---------------------------    ----------------------------        -------------
Witness                        Sweet Valley Sugar Co.                   (Date)


                                                           (Affix
                                                            Seal)  JUNE 14, 2000
---------------------------    ----------------------------        -------------
Witness                        Sweet Valley Sugar Co.                   (Date)

When the lease or agreement to lease provides for any periods where no rent or a reduced rent is payable, the commission payable hereunder shall be calculated on the stated rate per annum as if there were no period of free or reduced rent.

Any deposit in respect of any agreement shall first be applied to reduce the commission payable. Should such amounts paid to you from the deposit or by my solicitor not be sufficient, I shall be liable to pay to you, on demand, any deficiency in commission and taxes owing on such commission. All amounts set out as commission are to be paid plus applicable Goods and Services Tax (G.S.T.) on such commission.

DATED at  MISSISSAUGA          this     14TH     day of     June         , 2000.
        -----------------------    --------------      ------------------

SIGNED, SEALED and DELIVERED   IN WITNESS whereof I have hereunto set my hand
in the presence of             and seal:
                               I have authority to bind the Company



                                                           (Affix
                                                            Seal)  JUNE 14, 2000
---------------------------    ----------------------------        -------------
Witness                        Lesssor                                  (Date)


                                                           (Affix
                                                            Seal)  JUNE 14, 2000
---------------------------    ----------------------------        -------------
Witness                        Lesssor                                  (Date)

================================================================================

                                 SCHEDULE - "C"
                                 --------------




                               Equipment Contracts
                               -------------------

                        There are no equipment contracts

                                 SCHEDULE - "D"
                                 --------------




                                Employee Listing
                                ----------------

                      Employee listing & Salaries attached

                             Schedule "D" attachment
                             -----------------------


                               SALARIED EMPLOYEES

                      Names                   Annual Salary
               --------------------    ---------------------------
               Dino D'Amico                    $38,600
               Washington Chirimelo            $31,500
               Charanjit Singh                 $32,000
               Tho Huynh                       $19,200

                                 SCHEDULE - "E"
                                 --------------




                                  Fixed Assets
                                  ------------

                             Schedule "E" attachment

                                 Equipment List
                                 --------------

          Description                                                  Model & Serial Numbers
--------  ----------------------------------------------------------   --------------------------
One       30 foot Platform Mezzanine with adjacent staircase and
          two 1 ton stainless steel hoppers with valves

One       Gardner Denver 25 hp compressor with additional tank         Model: MODESBRFA
                                                                       Serial: M49121

One       Airtec Dryer 220 SCFM

One       Nissan 5000lbs. Electric Fork Lift with charger              Model: CYGM02L25AS
                                                                       Serial: CYGM02-001442

One       Clark 5000lbs. Electric Fork Lift with charger               Model: CGX17E
                                                                       Serial: GV127E0287

One       Smalley 10 foot stainless steel bucket elevator

Two       General conveyers complete with motors and variable speed drives
          1) 8 foot with dating encoder indexer 2) foot

One 36" transfer conveyer motorized and with variable speed drive and 10 foot rail conveyer

Four      1 ton food processing bins with stands

Two       Syntron vibratory feeders

One       5 foot stainless steel packing tubes

Two       Equipment stands 1) 15 foot high 2) 8 foot high

One       40 foot long by 16 feet high industrial racking section

One Tool chest complete assorted tools: Power tools, drills, chopsaw, grinder, electrical meters

One       Volpac packaging system                                      Model: VE280
                                                                       Serial: 12031B/VE-280

One Hapmann Conveyer - stainless steel & helix conveyer with bin

One       Automatic label applicator

One       Mac's welding - Overhead conveyer

One       GWE Industries - Dust Collector

One       Heat tunnel with 3 foot conveyor

One       25 foot screw conveyor

One       Samsung phone system

One       HP Pavilion computer system

One       Rama Computer system

One       Panasonic laser printer

One       Brother fax machine

One General conveyors 5 sections of 10 foot 2-90 sections, foot stands, plastic conveyor chain (all above to be assembled)

          Miscellaneous Office Furniture

                                 SCHEDULE - "F"
                                 --------------




                          Intellecdtual Property Rights

                        Brand Names Owned by the company
                                 -> Sweet Valley

                                   SCHEDULE - "G"
                                   --------------




                             Permitted Encumbrances

                          CIBC re: Small Business Loan
               Erin Mills Development Corp. re: Lease of premises

                                 SCHEDULE - "H"
                                 --------------




                         Proposed Series A of Preferred
                                      Stock

    Schedule "H" - Proposed voting powers, rights, designations, preferences
    ------------------------------------------------------------------------
                 and qualifications of Series A Preferred Stock
                 ----------------------------------------------

All dollar amounts referred to in this Schedule "H" are US Dollars.

The Parent shall obtain, on or before Closing, approval from the majority of its shareholders necessary to amend Article FOURTH of its certificate of incorporation to allow for preferred stock and, subsequently, approval of its board of directors of the following voting powers, rights, designations, preferences and qualifications of such Series A Preferred Stock:

      1. Designation and Amount. There shall be a series of Preferred Stock designated as "Series A Preferred Stock" and the number of shares constituting such series of Preferred Stock shall be 750,000.

      2. Par Value. The par value of each such share of Series A Preferred Stock shall be $0.001.

      3. Rank. All shares of Series A Preferred Stock shall rank prior, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to all of the Corporation's now or hereafter issued common stock par value $0.001 per share (the "Common Stock").

      4. Dividends. The holders of Series A Preferred Stock shall be entitled to receive, out of the net profits of the Corporation, dividends at the annual rate of $0.04 per share per annum payable monthly by the 15th day of the following month and accruing until paid starting and assessed beginning the first full month following issuance. The amount of dividends payable shall be computed on the basis of a 360 day year of twelve 30 day months. The Common Stock is entitled to all remaining profits which the Board of Directors may determine to distribute to the holders of Common Stock as dividends, subject to any future designations regarding the remainder of the unissued Preferred Stock.

      No dividends or other distributions, other than dividends payable solely in shares of Common Stock of the Corporation ranking junior as to dividends and as to liquidation rights to the Series A Preferred Stock shall be declared, paid or set apart for payment on any shares of Common Stock unless and until all accrued and unpaid dividends of Series A Preferred Stock shall have been paid and/or set apart for payment.

      Any reference to "distribution" contained in this Section 4 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation whether voluntary or involuntary.

      5. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accumulated thereon to the date of final distribution to such holders which have not prior thereto been paid without interest, and a sum equal to $1.25 per share, before any payment shall be made or any assets distributed to the holders of Common Stock, or any other class or series of the Corporation's capital stock. All of the remaining net assets shall belong to and be distributed among the holders of the Common Stock, subject to any future designations regarding the remainder of the unissued Preferred Stock. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of The Corporation.

      6. Redemption at Option of the Corporation. The Corporation may, at its option, at any time redeem in whole, or from time to time in part, out of the earned funds of the Corporation, the Series A Preferred Stock on any date set by the Board of Directors, at $1.25 per share plus, in each case, an amount in cash equal to all dividends on the Series A Preferred Stock accrued and unpaid thereon, pro rata to the date fixed for redemption (such sum being hereinafter referred to as the "Redemption Price").

      In case of the redemption of less than all of the then outstanding Series A Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Series A Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Series A Preferred Stock then outstanding shall have been paid for all past dividend periods.

      Not less than thirty (30) days prior to the redemption date notice by first class mail, postage prepaid, shall be given to the holders of record of the Series A of Preferred Stock to be redeemed, addressed to such stockholders at their last addresses as shown on the books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of the Series A Preferred Stock and that on and after the redemption date, dividends will cease to accumu1ate on such shares.

      Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series A Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series A Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

      The shares of Series A Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

      7. Conversion. Each share of Series A Preferred Stock shall be convertible, at any time, at the option of the holder thereof into 2 common shares. If the Corporation provides the holders of the Series A Preferred Stock notice of its intention to redeem the shares of Series A Preferred Stock, these holders shall have no more than fifteen (15) days to notify the Corporation with written instruction to convert each of the shares of Series A Preferred Stock into 2 common shares, otherwise such shares shall be redeemed by the Corporation in accordance with Section 6.

      8.    Voting Rights.

      a. General. The shares of Series A Preferred Stock shall not have any voting rights regarding any corporation business except that solely and directly affecting the existence and rights and obligations of such Series A Preferred Stock.

      b. Class Voting Rights. In addition to voting rights provided above, so long as the Series A Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least one half (1/2) of all outstanding Series A Preferred Stock voting separately as a class, amend, alter or repeal (by merger or otherwise) any provision of the Certificate of Incorporation or the By-Laws of the Corporation, as amended, so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock.

      9. Outstanding Shares. All shares of the Series A Preferred Stock issued shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 6 hereof, all shares of Series A Preferred Stock that have been so called for redemption under Section 6 hereof; and (ii) from the date of registration of transfer, all shares of the Series A Preferred Stock held of record by the Corporation.

      10. Partial Payments. Upon an optional redemption by the Corporation, if at any time the Corporation does not pay amounts sufficient to redeem all Series A Preferred Stock, then such funds which are paid shall be applied to redeem such Series A Preferred Stock as the Corporation may designate by lot.

      11. Preemptive Rights. The Series A Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

      12. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be val1d or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

      13. Future Preferred Stock Issues. The Corporation may issue one or more additional Series of Preferred Stock without the consent of the holders of Series A Preferred Stock, provided, however, that the rights and preferences of such subsequent series of preferred stock as to liquidation, dividends, voting, redemption, and registration rights shall not be superior (but may be pari passu) to those of the Series A Preferred Stock.

                                 SCHEDULE - "I"
                                 --------------




                              Assumption Agreement
                              --------------------

On Closing, the Buyer and Parent shall assume liability for payment of a Small Business Loan of the Seller and shall indemnify the shareholders of Sweet Valley Foods respecting liability for the said Small Business Loan in accordance with Schedule A hereto;

                                 SCHEDULE - "J"
                                 --------------




                         Indemnity of Couprie Fenton for
                         -------------------------------
                                      Lease
                                      -----

The Buyer agrees to indemnify Couprie Fenton Inc. against any liability for Lease payments on the premises at 4-4055 Sladeview Crescent, Mississauga, Ontario.



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                                 SCHEDULE - "K"
                                 --------------




                          Guarantee re: Line of Credit
                          ----------------------------

On or before Closing, the Parent or the Buyer shall obtain an operating line of credit, for the Business to be owned by the Buyer on Closing, in the minimum amount of one Million dollars (CAN $1,000,000.00). This line of credit shall be used for general working capital purposes and for fixed asset purchases.



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                                 SCHEDULE - "L"
                                 --------------




                        Allocation of the Purchase Price
                        --------------------------------

The purchase price shall be adjusted pursuant to Section 2.02, the amount of adjustment required shall be allocated on a pro-rata basis among the various categories of assets. The Seller and Buyer agree to cooperate in the filing of such elections under the Income Tax Act (Canada) and other taxation statutes as may be necessary or desirable to give effect to such allocation for tax purposes.

                                 SCHEDULE - "M"
                                 --------------




                           List of Customer Contracts
                           --------------------------

           There are no signed Customer Contracts currently in place.





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